UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2012

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At its Annual Meeting of Shareholders held on May 8, 2012 (the “Annual Meeting”), the shareholders of Greektown Superholdings, Inc. (the “Company”) voted to elect James A. Barrett, John Bitove, George Boyer, Darrell Burks, Michael E. Duggan, Freman Hendrix, Soohyung Kim, Yvette E. Landau and Charles Moore as directors of the Company, each to serve for a one-year term expiring at the Company’s 2013 annual meeting of shareholders and until his or her successor is elected and qualified. The number of votes cast for and withheld with respect to each director nominee are set forth below. The number of votes cast and withheld are based on the votes recorded for our outstanding shares of Series A-1 Common Stock, each of which was entitled to ten votes per share, Series A-1 Preferred Stock, each of which was entitled to a number of votes equal to ten times the number of shares of Series A-1 Common Stock into which such share of Series A-1 Preferred Stock was convertible as of the record date for the Annual Meeting, and Series A-2 Preferred Stock, each of which was entitled to a number of votes equal to the number of shares of Series A-2 Common Stock into which such share of Series A-2 Preferred Stock was convertible as of the record date for the Annual Meeting. There were no broker non-votes at the Annual Meeting.

Company’s Nominees	For	Withheld
James A. Barrett	17,911,678	0
John Bitove	14,072,492	3,839,186
George Boyer	14,554,992	3,356,686
Darrell Burks	14,554,992	3,356,686
Michael E. Duggan	17,911,678	0
Freman Hendrix	16,960,976	950,702
Soohyung Kim	17,911,678	0
Yvette E. Landau	17,911,678	0
Charles Moore	17,911,678	0

Nominee of Brigade Leveraged Capital Structures Fund Ltd.	For	Withheld
Neal Goldman	3,839,186	0

ITEM 8.01 OTHER EVENTS

The Company issued a press release on May 10, 2012, furnished as Exhibit 99.1, to provide the preliminary results of the voting at the Annual Meeting. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Exhibit No.	Description
99.1	Press Release dated May 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2012	GREEKTOWN SUPERHOLDINGS, INC.

	By:	/s/Michael Puggi
	Name:	Michael Puggi
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 10, 2012.